Exhibit 99.1
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                             JOINT FILING AGREEMENT
                             ----------------------

     The undersigned hereby agree that the foregoing statement on Schedule 13G is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934 and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: November 7, 2007

STANDARD GENERAL L.P.


By:   /s/ Scott Cohen
      --------------------------------------
      Name:    Scott Cohen
      Title:   Attorney-in-Fact


STANDARD GENERAL MASTER FUND L.P.


By:   /s/ Scott Cohen
      --------------------------------------
      Name:    Scott Cohen
      Title:   Attorney-in-Fact


SOOHYUNG KIM


By:   /s/ Scott Cohen
      --------------------------------------
      Name:    Scott Cohen
      Title:   Attorney-in-Fact



/s/ Nicholas J. Singer
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Nicholas J. Singer